UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 28, 2020 (September 25, 2020)

Granite Point Mortgage Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-38124	61-1843143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Bryant Park, Suite 2400A

New York, NY 10036

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:   (212) 364-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GPMT	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Term Loan Credit Agreement

On September 25, 2020 (the “Effective Date”), Granite Point Mortgage Trust Inc. (the “Company”), as a guarantor, Granite Point Operating Company LLC, as a borrower, GP Commercial Investment Corp., as a borrower, GPMT CLO REIT LLC, as a borrower (such borrowers, each a subsidiary of the Company, collectively, the “Borrowers”), entered into a Term Loan Credit Agreement (the “Credit Agreement”) with certain investment vehicles managed by Pacific Investment Management Company LLC, as initial lenders (the “Initial Lenders”), other lenders party thereto from time to time and Wilmington Trust, National Association, as administrative and collateral agent, providing for $300 million of new senior secured term loan facilities (the “Term Loan Facilities”), of which $225 million will be borrowed under the initial term loan facility. The remaining $75 million of commitments under the Term Loan Facilities will be available to be borrowed on a delayed draw basis (the “Delayed Draw Term Loan Facility”) during the sixth-month period after the Effective Date (which period may be extended for an additional six (6) months upon payment of an extension fee). Proceeds of the Term Loan Facilities may be used to (i) repay a portion of the outstanding repurchase agreement financing obligations of the Company’s subsidiaries, (ii) fund new mortgage loan originations, (iii) fund future funding obligations under existing and new mortgage loans, (iv) pay costs (including the potential arbitral award) in connection with the internalization of the management of the Company, (v) purchase assets from CLOs, (vi) pay any fees and reimburse expenses in connection with the Credit Agreement and related transactions, (vii) make open market discounted purchases of the Company’s convertible notes, and (viii) fund working capital needs and other general corporate purposes of the Company and its subsidiaries. The maturity date for the Term Loan Facilities is the fifth anniversary of the Effective Date.

Each Borrower’s obligations under the Term Loan Facilities are guaranteed by each other Borrower, the Company, and certain of its subsidiaries (collectively, the “Loan Parties”). The obligations of the Loan Parties under the Term Loan Facilities are secured by liens on certain assets of the Loan Parties, including pledges of the equity interests in certain subsidiaries of the Company.

Interest on the outstanding loans under the Term Loan Facilities is payable quarterly in arrears and accrues at the rate of (i) 8.00% per annum for any period for which accrued interest is paid in cash or (ii) 9.00% per annum for any period for which the Borrowers elect to pay up to 50% of accrued interest in kind by adding such interest to the principal amount of the loans. If any amount under the Term Loan Facilities is not paid when due, then such overdue amount would thereafter bear interest at a rate that is 4.00% per annum in excess of the interest rate otherwise payable on the Term Loan Facilities. The loans are subject to a funding fee of 1.00%, payable by the Borrowers on the funding date of such loans pursuant to the Credit Agreement.

Loans under the Term Loan Facilities are non-amortizing and may be voluntarily prepaid, in whole or in part, at any time. Subject to certain exceptions set forth in the Credit Agreement, the Borrowers are required to prepay the loans with 100% of the net cash proceeds received by the Company and its subsidiaries from (a) any incurrence or issuance of indebtedness that is not permitted by the Credit Agreement, and (b) certain asset sales and casualty events, subject to reinvestment rights. Any voluntary or mandatory prepayment of loans made prior to the third anniversary of the Effective Date shall be subject to the following prepayment premium: (i) 13.00% during the first year after the Effective Date (subject to (x) certain deductions for cash interest payments and (y) certain discounts for prepayments from proceeds of a CLO execution or certain asset sales), (ii) 5.00% during the second year after the Effective Date, and (iii) 2.50% during the third year after the Effective Date.

The Credit Agreement contains various affirmative and negative covenants, which are applicable to the Company, the Borrowers and their respective subsidiaries, including limitations (subject to exceptions) on their ability to: (i) incur indebtedness; (ii) incur liens on their assets; (iii) consummate certain fundamental changes; (iv) dispose of all or any part of their assets; (v) pay dividends or other distributions with respect to their equity interests; (vi) make investments; (vii) enter into transactions with their affiliates; (viii) modify the terms of the Company’s existing convertible notes, any refinancings thereof or any subordinated or junior lien indebtedness, or prepay any such indebtedness; and (ix) enter into certain burdensome agreements.

The Credit Agreement also contains the following financial covenants, which are substantially similar to certain financial covenants contained in the Company’s Limited Guaranties (as defined below) relating to the existing Repurchase Facilities (as defined below), as in effect on the Effective Date: (i) a minimum unrestricted cash amount of the greater of $30 million and 5.0% of the Company’s recourse indebtedness; (ii) a minimum tangible net worth at least equal to the sum of 75.0% of tangible net worth as of the Effective Date and 75.0% of net cash proceeds of additional equity issuances; (iii) a maximum target asset leverage ratio of 77.5%, and a maximum total leverage ratio of 80.0%; and (iv) a minimum interest expense coverage ratio of 1.5:1.0.

Events of Default under the Credit Agreement include (subject to certain materiality thresholds and grace periods) payment defaults; breaches of covenants and/or representations; cross-defaults to other indebtedness; bankruptcy and insolvency events; change of control; and other events of default customary for facilities of this type. The remedies for such events of default are also customary for facilities of this type.

The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Amendments to Existing Repurchase Facilities and Related Limited Guaranties

Previously, certain indirect subsidiaries of the Company entered into master repurchase agreements, as the same have been or may be further amended, modified and/or restated from time to time, with each of Morgan Stanley Bank, N.A., JPMorgan Chase Bank, National Association, Goldman Sachs Bank USA, Citibank, N.A. and Wells Fargo Bank, National Association (collectively, the “Repurchase Facilities”). In connection with each repurchase agreement, the Company entered into a limited guaranty in which the Company guarantees certain payment and performance obligations of the seller under the applicable Repurchase Facility (collectively, the “Limited Guaranties”).

On September 25, 2020, the Company and certain of its subsidiaries entered into an amendment to each Repurchase Facility and Limited Guaranty (collectively, the “Amendments”) to amend, among other things, (i) the change of control provisions to permit the internalization of the management of the Company and (ii) the financial covenants in such Limited Guaranty to exclude the impact of CECL reserves under Accounting Standards Update 2016-13 from the calculation of such financial covenants.

As amended, the obligations of the Company and its applicable subsidiaries under each Limited Guaranty and Repurchase Facility, as applicable, continue, and all terms, covenants and provisions of each Limited Guaranty and Repurchase Facility are ratified and confirmed and remain in full force and effect.

The foregoing summary of the Amendments to Repurchase Facilities and Limited Guaranties does not purport to be complete and is qualified in its entirety by reference to the full and complete text thereof, copies of which are attached hereto as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6 and are incorporated by reference herein.

Warrants

On the Effective Date, the Company issued warrants (the “Warrants”) to the Initial Lenders, as initial holders of the Warrants (the “Initial Investors”) to subscribe for and purchase in the aggregate up to approximately 6.066 million shares of the Company’s common stock, $0.01 par value per share (“Common Stock”) (representing up to 9.9% of the fully-diluted shares of Common Stock outstanding, pro forma for issuance of the Warrants); provided that a portion of the Warrants exercisable for approximately 1.516 million shares of Common Stock (representing up to 2.475% of the fully-diluted shares of Common Stock outstanding, pro forma for issuance of the Warrants) shall be subject to (i) vesting on a pro rata basis as draws occur under the Delayed Draw Term Loan Facility and (ii) forfeiture in the event no draws occurred under the Delayed Draw Term Loan Facility.

The Warrants are exercisable at the holder’s option at any time and from time to time on or after September 25, 2021, in whole or in part, until September 25, 2026, at an initial exercise price of $6.47 per share of Common Stock. Payment of the exercise price will be made solely on a cashless basis by withholding shares issuable upon exercise. The Company may settle the exercise of the Warrants in cash or by issuing shares of Common Stock, at its option. The exercise price and the number of shares of Common Stock issuable on exercise of the Warrants are subject to certain antidilution adjustments, including for stock dividends, stock splits, reclassifications, noncash distributions, certain cash dividends (dividends to maintain the Company’s REIT status are exempted), certain equity issuances and business combination transactions. The Warrants are transferable after September 25, 2021 without consent of the Company except for transfers to certain disqualified institutions.

The Warrants and the shares of Common Stock issuable upon exercise thereof have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Warrants were issued in a private placement pursuant to Section 4(a)(2) thereof. The Company relied on this exemption from registration based in part on various representations, warranties and acknowledgments made by the Initial Investors.

The foregoing summary of the Warrants does not purport to be complete and is qualified in its entirety by reference to the full and complete text of the Form of Warrant, a copy of which is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Investor Rights Agreement

In connection with the issuance of the Warrants, the Company and the Initial Investors entered into an Investor Rights Agreement dated the Effective Date (the “Investor Rights Agreement”), pursuant to which, among other things, the Company granted certain registration rights to the Initial Investors and certain of their permitted transferees for the shares of Common Stock issuable upon exercise of the Warrants under the Securities Act and the rules and regulations promulgated thereunder and established certain arrangements relating to various corporate governance matters.

Under the Investor Rights Agreement, the Company is required to use its reasonable best efforts to prepare and file a shelf registration statement with the Securities and Exchange Commission (the “SEC”) within five business days of the filing of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021, and, if the registration statement is not immediately effective, to have the registration statement declared effective. The Initial Investors and certain of their permitted transferees are entitled to customary piggyback and demand registration rights, including the ability to request up to three underwritten offerings (subject to certain minimum size requirements and certain limitations on timing) with respect to the shares of Common Stock issuable upon exercise of the Warrants. The Company has the ability to suspend the use of the registration statement or delay an underwritten offering under certain circumstances. Under the Investor Rights Agreement, the Company agreed to indemnify the applicable selling stockholder and its controlling persons against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which it sells the Common Stock, unless such liability arose from the applicable selling stockholder’s misstatement or omission, and the applicable selling stockholder agreed to indemnify the Company against all losses caused by its misstatements or omissions. The Company will pay all registration and offering-related expenses incidental to its performance under the Investor Rights Agreement, except that, in any underwritten registration, the Company is not responsible for the fees of the applicable selling stockholder’s legal counsel in excess of $75,000 for the first offering and $50,000 for any subsequent offering, and the applicable selling stockholder will pay its portion of all underwriting discounts, commissions and stock transfer taxes, if any, relating to the sale of its Common Stock under the Investor Rights Agreement.

Under the Investor Rights Agreement, the Board of Directors of the Company (the “Board of Directors”) will appoint a director (the “Initial Director”) designated by the Initial Lenders as promptly as practicable after the Effective Date. Additionally, until the first day on which (i) the Initial Lenders no longer beneficially own in the aggregate at least 51% of the Warrants outstanding (or the shares of Common Stock acquired upon exercise thereof), (ii) the Initial Lenders no longer hold in the aggregate at least 51% of the aggregate principal amount of all outstanding loans and unused commitments of all the lenders pursuant to the Credit Agreement or (iii) the aggregate principal amount of all outstanding loans and unused commitments of all the lenders pursuant to the Credit Agreement no longer exceeds $75 million, the Initial Lenders may elect to designate a nominee (the “Initial Lender Designee”) for election to the Board of Directors. If the Initial Lenders elect to have an Initial Lender Designee nominated for election (or reelection) to the Board of Directors, the Company has agreed to (i) use its reasonable best efforts to cause such Initial Lender Designee to be nominated for election (or reelection) to the Board of Directors at the next annual meeting of the Company’s stockholders, (ii) recommend that the holders of its Common Stock vote to elect such Initial Lender Designee and (iii) use its reasonable best efforts to cause the election (or reelection) to the Board of Directors of a slate of directors that includes the Initial Lender Designee.

If the Initial Director or an Initial Lender Designee that is elected to the Board of Directors (each, an “Initial Lender Director”) is an independent director under the rules and regulations of the New York Stock Exchange, such Initial Lender Director will be entitled to become a member of one of the following committees of the Board of Directors, as selected by the Board of Directors in its sole discretion: (i) the compensation committee, (ii) the audit committee or (iii) the nominating and corporate governance committee.

From the Effective Date until the later of (i) September 25, 2022 and (ii) thirty (30) days after the date on which an Initial Lender Designee is no longer serving on the Board of Directors (and as of such time the Initial Lenders (x) no longer have rights to designate an Initial Lender Designee to be appointed or nominated for election to the Board of Directors or (y) otherwise have irrevocably and permanently waived in a writing delivered to the Company its director rights under the Investor Rights Agreement), the Initial Investors, any holder of a Warrant, any lenders party to the Credit Agreement and certain affiliates thereof and other persons will be subject to certain customary standstill provisions that restrict them from, among other things, purchasing additional securities of the Company, subject to certain exceptions as set forth in the Investor Rights Agreement.

The foregoing summary of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete text of the Investor Rights Agreement, a copy of which is attached hereto as Exhibit 4.2 and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this report with regards to the Credit Agreement and the Amendments to Repurchase Facilities and Limited Guaranties is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this report with regards to the Warrants and the shares of Common Stock issuable upon exercise thereof is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 1.01 of this report with regards to the Warrants and the Investor Rights Agreement is incorporated by reference into this Item 3.03.

Item 8.01 Other Events.

In connection with the foregoing transactions, the Company also granted the Initial Lenders a right of first offer to provide certain additional financing for a period of six months after any settlement or judgment related to the internalization of the management of the Company, pursuant to a Letter Agreement, dated the Effective Date, by and among the Company and the Initial Lenders.

On September 28, 2020, the Company issued a press release (the “Press Release”) announcing that it entered into a term loan credit agreement for $300 million of new senior secured term loan facilities and issued warrants to subscribe for and purchase the Common Stock, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1*	Form of Warrant, dated September 25, 2020.
4.2	Investor Rights Agreement, dated September 25, 2020, by and among the Company, the Initial Investors and the other investors party thereto from time to time.
10.1*	Term Loan Credit Agreement, dated as of September 25, 2020, among the Company, as a guarantor, Granite Point Operating Company LLC, as a borrower, GP Commercial Investment Corp., as a borrower, GPMT CLO REIT LLC, as a borrower, the financial institutions party thereto, as lenders, and Wilmington Trust, National Association, as administrative agent.
10.2	Seventh Amendment to Master Repurchase and Securities Contract Agreement and Second Amendment to Guaranty, dated as of September 25, 2020, among Morgan Stanley Bank, N.A., as buyer, the Company, as guarantor, and GP Commercial MS LLC, as seller.
10.3	Amendment No. 6 to Master Repurchase Agreement and Amendment No. 3 to Amended and Restated Guarantee Agreement, dated as of September 25, 2020, among JPMorgan Chase Bank, National Association, as buyer, the Company, as guarantor, and GP Commercial JPM LLC, as seller.
10.4	Sixth Amendment to Master Repurchase and Securities Contract Agreement and Second Amendment to Guarantee Agreement, dated as of September 25, 2020, among Goldman Sachs Bank USA, as buyer, the Company, as guarantor, and GP Commercial GS LLC, as seller.
10.5	Fourth Amendment to Master Repurchase Agreement and Second Amendment to Guaranty, dated as of September 25, 2020, among Citibank, N.A., as purchaser, the Company, as guarantor, and GP Commercial CB LLC, as seller.
10.6	Amendment Number Two to Amended and Restated Master Repurchase Agreement and Securities Contract and Second Amendment to Guarantee Agreement, dated as of September 25, 2020, among Wells Fargo Bank, National Association, as buyer, the Company, as guarantor, and GP Commercial WF LLC, as seller.
99.1	Press Release, dated September 28, 2020.
104	Cover Page Interactive Data File, formatted in Inline XBRL.

*Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE POINT MORTGAGE TRUST INC.

By:	/s/ Michael J. Karber
Michael J. Karber
General Counsel and Secretary

Date: September 28, 2020